Exhibit No. 99.1

PRESS RELEASE
For Information Contact:
Henry Scaramelli
Chief Financial Officer
Datascope Corp.
(201) 307-5435
www.datascope.com
FOR IMMEDIATE RELEASE:
Datascope Reports Sharply Higher Sales and Earnings from Continuing Operations in the Fourth Quarter of Fiscal 2008
Montvale, NJ, August 11, 2008 . . . Datascope Corp. (NASDAQ: DSCP) today reported sales in the fourth quarter of fiscal 2008 of $63.3 million, 12% higher than the fourth quarter last year. Favorable foreign currency translation increased sales by $1.9 million.
GAAP net earnings from continuing operations* in the fourth quarter of fiscal 2008 were $7.6 million, or $0.48 per diluted share. GAAP net earnings from continuing operations last year were $2.3 million, or $0.15 per diluted share, after deducting after-tax special items of $3.5 million or $0.23 per diluted share.
Non-GAAP net earnings from continuing operations in the fourth quarter increased 30% to $7.6 million, or $0.48 per diluted share from $5.9 million, or $0.38 per diluted share last year. Higher non-GAAP earnings from continuing operations in the fourth quarter reflect strong sales growth in both Cardiac Assist and Vascular Products.
Lawrence Saper, Chairman & CEO, said, “Our growing operating results in the fourth quarter and fiscal year 2008 highlight the strength and consistency of our continuing business. We began reporting operating results of continuing business in the third quarter upon the sale of our patient monitoring business. The results of operations were further improved beginning in the fourth quarter by the shift of our IP business to discontinued operations because of the sale of our vascular closure and collagen manufacturing assets to St. Jude Medical, announced on August 7, 2008. ”
Commenting on the Company’s fourth quarter results, Dr. Antonino Laudani, Datascope’s COO, stated, “We are very pleased but not surprised by the very positive results of the fourth quarter since those are in line with what we have seen in the third quarter and represent the results of several factors: a) undivided focus on our cardiovascular business, and b) the implementation of our plans to support the growth of counterpulsation in the United States and in the rest of the world. Our high-margin counterpulsation balloon product line grew in all major markets including the United States. Our vascular graft line performed very well as we continue to gain market share and expand our presence in developing markets.”

*	Since Datascope sold its Patient Monitoring (“PM”) business effective May 1, 2008, and its Interventional Products (“IP’) business effective August 6, 2008, operating results of the PM and IP businesses are shown in net earnings from discontinued operations in the Condensed Consolidated Statements of Earnings. Datascope’s continuing operations are primarily comprised of the Cardiac Assist and InterVascular businesses.

For the fiscal year ended June 30, 2008, sales rose 8% to $230.9 million, compared to $213.0 million last year, with increases in all continuing businesses. Favorable foreign exchange translation increased sales by $5.4 million in fiscal 2008.
GAAP net earnings from continuing operations were $33.8 million, or $2.16 per diluted share, compared to $18.7 million, or $1.22 per diluted share last year, including special charges and income in both years.
Non-GAAP net earnings from continuing operations were $26.0 million, or $1.66 per diluted share, versus $23.0 million, or $1.49 per diluted share last year, excluding special charges and income in both years.
The Company anticipates another strong quarter in the first quarter of fiscal 2009, with projected sales growth in excess of 13% above last year’s first quarter. For full fiscal 2009, the Company projects sales growth in excess of 8%.
The Company projects GAAP diluted earnings per share from continuing operations in the first quarter of fiscal 2009 to be more than $0.30, and GAAP diluted earnings per share from continuing operations in fiscal 2009 to be more than $1.92. Operating results for the first seven months of fiscal 2009 will reflect the burden of approximately $2.4 million in fees associated with the transition of the manufacturing of the Cardiac Assist balloon pumps back to Datascope. The fee started at the time of the sale of the Patient Monitoring business.
Fourth Quarter Sales Discussion
Cardiac Assist Products: Fourth quarter sales increased 10% to a record $51.2 million, due to strong worldwide IAB growth of 16%, reflecting continued growth in international markets, and 7% growth in the United States. This marks the second straight quarter of strong sales growth in the United States, including growth in all seven direct sales regions. As with the continued growth of IAB sales in the European market, we believe that renewed IAB sales growth in the United States stems from a reorganized and expanded direct sales force that is focused on the clinical benefits of IAB use, and has led to increasing use in cardiac catheterization and open-heart surgical procedures. Sales of the Safeguard device increased 25% over the fourth quarter last year, and Safeguard has also increased our presence in the cardiac catheterization lab and given our sales representatives additional opportunities to promote the use of IABs. Sales of balloon pumps were flat compared to a record fourth quarter in the year-ago period which benefited from the introduction of the CS300™ pump. Favorable foreign currency translation contributed $1.1 million to Cardiac Assist sales in the fourth quarter.
Sales in Japan were also strong. The combination of Datascope K.K., our new subsidiary in Japan and our new distributor, USCI Holdings Ltd., has increased our market presence and will give us faster access to the Japanese market. Datascope Japan K.K. is responsible for import, product service, sales support and product surveillance of the IABP business. USCI Holdings Ltd., the Company’s new exclusive distributor, is responsible for sales distribution throughout Japan.
Vascular Products: Fourth quarter sales rose 23% to a record $11.6 million, due to an increase of 45% in peripheral vascular stent products, which now represent 16% of total vascular sales and an 18% increase in vascular graft sales primarily reflecting higher sales in international markets and increased market share. Favorable foreign currency translation increased sales by $0.8 million in the fourth quarter.

Acquisition of Peripheral Vascular Stent Business of the Sorin Group
On June 11, 2008, the Company announced that it exercised its option to acquire the Peripheral Vascular Stent business of the Sorin Group of Milan. The acquisition follows Datascope’s successful experience as exclusive distributor of the Sorin peripheral stent product line in Europe, in which sales have grown rapidly since the product launch in January 2007. In the fourth quarter of fiscal 2008, sales grew 45% above last year to an annualized level of $7.6 million. With the acquisition, Datascope now gains the opportunity to market the product line throughout the world. Datascope estimates the worldwide market at $800 million annually, of which $200 million is in Europe, $500 million in the United States and $40 million in Japan.
Discontinued Operations; Sale of the PM Business
Effective May 1, 2008, the Company sold its PM business to Mindray Medical International Limited. Datascope received approximately $209 million in cash at the closing and retained approximately $30 million of receivables generated by the PM business. The after tax gain recognized on the sale of the PM business was approximately $77 million and is reflected in net gain on sale of discontinued operations in the Condensed Consolidated Statements of Earnings.
Discontinued Operations; Interventional Products
As announced on August 7, 2008, the Company completed the sale of assets of its vascular closure business, including all assets related to its VasoSeal®, On-Site™, and X-Site® devices and its collagen operation, to St. Jude Medical, Inc. (NYSE: STJ). Datascope received $21.0 million in cash at closing, and will receive an additional $3.0 million upon the expiration of an 18 month indemnification period. This transaction completes Datascope’s previously announced plan to exit the vascular closure market and phase out its Interventional Products business. In February 2007, Datascope sold its ProGuide chronic dialysis catheter product line to Merit Medical Systems, Inc., for $3.0 million plus a royalty on future ProGuide sales. The operating results of the IP business are included in net earnings from discontinued operations in the Condensed Consolidated Statements of Earnings.
Conference Call
Datascope will hold a conference call and webcast to discuss its fourth quarter and full fiscal 2008 financial results on August 12, 2008, at 12:00 noon (ET). To access the conference call, please dial (888) 631-5927. You may also access the webcast of the conference call on the Company’s website, www.datascope.com.
Non-GAAP Measures
Datascope prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP. In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between U.S. GAAP and non-GAAP financial measures are reconciled below. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors, analysts and other interested parties in evaluating the Company’s underlying business performance on a comparable basis with past and future reported earnings per share. Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets. Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. These non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Datascope Corp.
Datascope Corp. is the global leader of intra-aortic balloon counterpulsation and a diversified cardiovascular device company that develops, manufactures and markets proprietary products for clinical health care markets in interventional cardiology, cardiovascular and vascular surgery, and critical care. The Company’s products are sold throughout the world through direct sales representatives and independent distributors. Founded in 1964, Datascope is headquartered in Montvale, New Jersey. For news releases, webcasts and other Company information please visit Datascope’s website, www.datascope.com.
Safe Harbor Statement
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Many of these risks cannot be predicted or quantified and are at least partly outside our control, including the risk that, we will not continue to gain market share and expand our presence in developing markets for our vascular graft product line, as well as other risks detailed in documents filed by Datascope with the Securities and Exchange Commission. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Datascope Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30,	June 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$22,106	$15,780
Short-term investments	228,106	23,681
Accounts receivable less allowance for doubtful accounts of $2,777 and $2,603	65,178	85,553
Inventories	31,030	59,455
Prepaid income taxes	—	2,293
Prepaid expenses and other current assets	16,559	11,167
Current deferred taxes	3,203	7,238
Current assets of discontinued operations	5,773	—

Total current assets	371,955	205,167

Property, plant and equipment, net of accumulated depreciation of $73,563 and $100,760	49,710	82,812
Long-term investments	22,846	14,346
Intangible assets, net	15,873	26,074
Goodwill	4,575	12,860
Other assets	44,548	34,897
Noncurrent assets of discontinued operations	15,666	—

	$525,173	$376,156

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,951	$18,386
Dividends payable	—	1,532
Accrued expenses	13,488	16,129
Accrued compensation	14,377	17,422
Deferred revenue	2,728	4,380
Income taxes payable	45,360	—
Current liabilities of discontinued operations	500	—

Total current liabilities	93,404	57,849

Other liabilities	26,026	25,220
Other liabilities of discontinued operations	459	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $1.00 per share:
Authorized 5,000 shares; Issued, none	—	—
Common stock, par value $0.01 per share:
Authorized, 45,000 shares;
Issued, 19,401 and 18,867 shares	194	189
Additional paid-in capital	126,876	109,384
Treasury stock at cost, 3,567 and 3,521 shares	(108,897)	(107,037)
Retained earnings	376,857	294,765
Accumulated other comprehensive income (loss):
Cumulative translation adjustments	10,043	1,899
Benefit plan adjustments	(55)	(5,827)
Unrealized gain (loss) on available-for-sale securities	266	(286)

Total stockholders’ equity	405,284	293,087

	$525,173	$376,156

Datascope Corp. and Subsidiaries
Condensed Consolidated Statements of Earnings (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Year Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net sales	$230,915	$212,991	$63,335	$56,590
Cost of sales	80,013	74,148	22,004	19,454

Gross profit	150,902	138,843	41,331	37,136

Operating expenses:
Research and development expenses	21,079	19,901	4,888	4,873
Selling, general and administrative expenses	92,617	87,424	23,727	23,640
Special items	—	8,737	—	5,349

	113,696	116,062	28,615	33,862

Operating earnings	37,206	22,781	12,716	3,274

Other (income) expense:
Interest, net	(2,614)	(2,443)	(1,016)	(560)
Dividend income	—	(196)	—	—
Gain on sale of investment	(13,173)	(1,273)	—	—
Other, net	1,727	737	1,524	265

	(14,060)	(3,175)	508	(295)

Earnings from continuing operations before income taxes	51,266	25,956	12,208	3,569

Income taxes	17,488	7,244	4,628	1,262

Net earnings from continuing operations	33,778	18,712	7,580	2,307

Net loss from discontinued operations	(4,207)	(1,247)	(5,979)	(571)

Net gain on sale of discontinued operations	76,998	—	76,998	—

Net earnings	$106,569	$17,465	$78,599	$1,736

Net earnings (loss) per share, basic:
Continuing operations	$2.19	$1.23	$0.48	$0.15
Discontinued operations	(0.27)	(0.08)	(0.38)	(0.04)
Gain on sale of discontinued operations	4.98	—	4.92	—

Net earnings	$6.90	$1.15	$5.02	$0.11

Weighted average number of common shares outstanding, basic	15,441	15,244	15,656	15,307

Net earnings (loss) per share, diluted:
Continuing operations	$2.16	$1.22	$0.48	$0.15
Discontinued operations	(0.27)	(0.08)	(0.38)	(0.04)
Gain on sale of discontinued operations	4.93	—	4.85	—

Net earnings	$6.82	$1.14	$4.95	$0.11

Weighted average number of common shares outstanding, diluted	15,617	15,387	15,885	15,484

Datascope Corp. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Year Ended		Three Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net earnings from continuing operations as reported	$33,778	$18,712	$7,580	$2,307
Non-GAAP adjustments, net of tax:
Special items	—	5,705	—	3,546
Gain on sale of investment	(7,791)	(1,273)	—	—
Special dividend income	—	(170)	—	—

Net earnings from continuing operations as adjusted (non-GAAP)	$25,987	$22,974	$7,580	$5,853

Earnings per share from continuing operations, diluted, as reported	$2.16	$1.22	$0.48	$0.15
Non-GAAP adjustments, net of tax:
Special charges	—	0.36	—	0.23
Gain on sale of investment	(0.50)	(0.08)	—	—
Special dividend income	—	(0.01)	—	—

Earnings per share from continuing operations, diluted, as adjusted (non-GAAP)	$1.66	$1.49	$0.48	$0.38

Shares used in per share calculation	15,617	15,387	15,885	15,484